News Release— February 21, 2013	Exhibit 99.1

CubeSmart Reports Fourth Quarter and Annual 2012 Results; Same-Store Occupancy Increases 550 Basis Points; Same-Store NOI Grows 7.4%

WAYNE, PA -- (MARKET WIRE) – February 21, 2013 -- CubeSmart (NYSE: CUBE) announced its operating results for the three months and year ended December 31, 2012.

“We saw accelerating operational performance throughout 2012,” commented Chief Executive Officer Dean Jernigan.  “Importantly, we are positioned to maintain this fundamental momentum into 2013.  With a high-quality team, property portfolio, operating platform, and balance sheet in place, all in the context of steady demand and limited new supply, we remain optimistic about our business.”

Key Highlights for the Quarter

•                 Reported funds from operations (“FFO”) per share, as adjusted, of $0.21, representing a year-over-year increase of 23.5%.

•                 Increased same-store (313 facilities) net operating income (“NOI”) 7.4% year over year, driven by 5.2% revenue growth and a 1.2% increase in property operating expenses.

•                 Gained 550 basis points year over year in period ending same-store occupancy, up from 79.1% at the end of 2011 to 84.6% at the end of 2012.

•                 Closed on five acquisitions totaling $25.6 million, bringing full-year acquisition volume to $442.7 million.

•                 Closed on dispositions totaling $24.3 million, including eight assets in Ohio, two in Florida and one in Tennessee.  Full-year disposition volume totaled $60.0 million.

Funds from Operations

FFO, as adjusted, was $28.9 million for the fourth quarter of 2012, compared with $20.5 million for the fourth quarter of 2011.  FFO per share, as adjusted, increased 23.5% to $0.21 for the fourth quarter of 2012, compared with $0.17 for the same quarter last year.

FFO, as adjusted, for the year ended December 31, 2012 was $96.4 million, compared with $70.9 million for the year ended December 31, 2011.  FFO per share, as adjusted, increased 13.8% to $0.74 for the year ended December 31, 2012, compared with $0.65 for the year ended December 31, 2011.

“Our keen focus on operational execution continues to drive accelerating occupancy and revenue performance,” noted Chris Marr, President, Chief Operating Officer, and Chief Investment Officer.  “We also had a very productive 2012 from an external growth perspective, as we exceeded our targets for acquisitions, dispositions, and third-party management contracts in a disciplined manner that meaningfully enhanced our portfolio.”

Investment Activity

The Company acquired five assets for $25.6 million during the three months ended December 31, 2012.  These properties are located in Florida, New Jersey, Pennsylvania and Texas.  For the full year, excluding assets associated with the previously announced Storage Deluxe and joint venture transactions, the Company closed on the acquisition of 22 assets for $128.4 million.  Including these transactions, full-year acquisition volume totaled $442.7 million.

On the disposition front during the quarter, the Company sold 11 assets for total proceeds of $24.3 million.  The facilities are located in Ohio, Florida, and Tennessee.  For the year, the Company disposed of 26 assets for $60.0 million.

Third-Party Management

During the quarter, the Company was awarded eight new management contracts for properties located predominantly in the Southeast.  At December 31, 2012, following the Company’s acquisition of two facilities from the third-party management platform and the removal of five others due to sale, the Company managed for third parties 133 properties totaling 8.0 million square feet.

Same-Store Results

The Company’s same-store pool at December 31, 2012 represented 313 facilities containing approximately 20.7 million rentable square feet and included approximately 81.1% of the aggregate rentable square feet of the Company’s 381 owned facilities.  These same-store facilities represent approximately 72.8% of property net operating income for the quarter ended December 31, 2012.

Same-store physical occupancy at period end for the fourth quarter of 2012 was 84.6%, compared with 79.1% for the same quarter of last year.  Same-store net rental income for the fourth quarter of 2012 increased 3.9%, same-store total revenues increased 5.2%, and same-store operating expenses increased 1.2% from the same quarter in 2011.  Same-store net operating income increased 7.4%, as compared with the same period in 2011.

For the year ended December 31, 2012, same-store net rental income increased 2.8%, same-store total revenues increased 3.8%, same-store operating expenses decreased 0.1%, and same-store net operating income increased 6.0%, as compared with the year ended December 31, 2011.

Operating Results

Total revenues increased $16.0 million and total property operating expenses increased $4.6 million in the fourth quarter of 2012, as compared with the same period in 2011.  Increases in total revenues are primarily attributable to increased occupancy levels in the same-store portfolio and revenues generated from property acquisitions.  Increases in total property operating expenses are attributable to the impact of newly acquired properties and an increase in same-store expenses, which was largely driven by increased advertising costs.

Interest expense increased from $8.6 million in the fourth quarter of 2011 to $11.0 million in the current period due to a higher amount of outstanding debt, primarily resulting from debt assumed and drawn in conjunction with the Storage Deluxe and other acquisitions and offset by lower interest rates on the Credit Facility in the 2012 period as compared with the 2011 period.

The Company’s fourth quarter results include income of $0.1 million from discontinued operations as of December 31, 2012, and $3.4 million of gains on disposition of discontinued operations.  These relate to the sale of 11 properties during the quarter.

The Company reported a net loss attributable to the Company’s common shareholders of $0.02 million, or $0.00 per common share, in the fourth quarter of 2012, compared with a net loss attributable to the Company’s common shareholders of $9.2 million, or $0.08 per common share, in the fourth quarter of 2011.

For the year ended December 31, 2012, the Company reported a net loss attributable to the Company’s common shareholders of $4.2 million, or $0.03 per common share, compared with a net loss attributable to the Company’s common shareholders of $1.6 million, or $0.02 per common share, for the year ended December 31, 2011.

The Company’s 381 owned facilities, containing 25.5 million rentable square feet, had a physical occupancy at December 31, 2012 of 84.4%.

“At-The-Market” Equity Program

During the quarter, the Company sold 3.2 million common shares of beneficial interest through its “at-the-market” equity program at an average sales price of $13.60 per share, resulting in net proceeds of $43.0 million, bringing full-year net proceeds from the program to $102.2 million.  At December 31, 2012, the Company had 3.9 million shares available for sale under the existing Sales Agreement.

Quarterly Dividend

On December 10, 2012, the Company declared a dividend of $0.11 per common share, representing a 37.5% increase from the previous quarterly rate.  The dividend was paid on January 15, 2013 to common shareholders of record on January 2, 2013.

Also on December 10, 2012, the Company declared a dividend of $0.484375 for the 7.75% Series A Cumulative Redeemable Preferred Shares.  The dividend was paid on January 15, 2013 to holders of record on January 2, 2013.

2013 Financial Outlook

“Our expectations for 2013 reflect a continuation of the strong, accelerating performance that we have seen in recent periods,” stated Tim Martin, Chief Financial Officer.  “Our 2013 NOI guidance contemplates healthy revenue growth as well as meaningful increases in real estate taxes.  Additionally, our balance sheet remains well-positioned to support our strategic growth initiatives through broad access to a variety of capital sources.”

The Company estimates that its fully diluted FFO per share for 2013 will be between $0.80 and $0.86, and that its fully diluted net income (loss) per share for the period will be between ($0.03) and $0.03.  The Company’s estimate is based on the following key assumptions:

•                 For 2013, a same-store pool consisting of 333 assets totaling 22.1 million square feet.

•                 Same-store net operating income (“NOI”) growth of 5.0% to 6.0% over 2012, driven by revenue growth of 4.75% to 5.25% and expense growth of 3.5% to 4.5%.

•                 General and administrative expenses of approximately $29.0 million to $30.0 million.

Due to uncertainty related to the timing and terms of transactions, the impact of future investment activity is excluded from guidance.  For 2013, the Company is targeting $75 million to $125 million of acquisitions and $20 million to $40 million of dispositions.

2013 Full Year Guidance	Range or Value
Loss per diluted share allocated to common shareholders	$(0.03)	to	$0.03
Plus: real estate depreciation and amortization	0.83		0.83
FFO per diluted share	$0.80	to	$0.86

The Company estimates that its fully-diluted FFO per share for the quarter ending March 31, 2013 will be between $0.19 and $0.20, and that its fully-diluted net loss per share for the period will be between $0.02 and $0.03.

1st Quarter 2013 Guidance	Range or Value
Loss per diluted share allocated to common shareholders	$(0.03)	to	$(0.02)
Plus: real estate depreciation and amortization	0.22		0.22
FFO per diluted share	$0.19	to	$0.20

Conference Call

Management will host a conference call at 11:00 a.m. ET on Friday, February 22, 2013 to discuss financial results for the three months and year ended December 31, 2012.

A live webcast of the conference call will be available online from the investor relations page of the Company’s corporate website at www.CubeSmart.com.  The dial-in numbers are 1-888-317-6016 for domestic callers, +1-412-317-6016 for international callers and 1-855-669-9657 for callers in Canada.   After the live webcast, the call will remain available on CubeSmart’s website for 30 days.  In addition, a telephonic replay of the call will be available through March 24, 2013. The replay dial-in number is 1-877-344-7529 for domestic callers and +1-412-317-0088 for international callers. The conference number for both is 10024576.

Supplemental operating and financial data as of December 31, 2012 is available on the Company’s corporate website under Investor Relations - Financial Information - Financial Reports.

About CubeSmart

CubeSmart is a self-administered and self-managed real estate investment trust. The Company’s self-storage facilities are designed to offer affordable, easily accessible and secure storage space for residential and commercial customers.  According to the 2012 Self-Storage Almanac, CubeSmart is one of the top four owners and operators of self-storage facilities in the United States.

Non-GAAP Performance Measurements

Funds from operations (“FFO”) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance.  The April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (the “White Paper”), as amended, defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and real estate related impairment charges, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

Management uses FFO as a key performance indicator in evaluating the operations of the Company’s facilities. Given the nature of its business as a real estate owner and operator, the Company considers FFO a key measure of its operating performance that is not specifically defined by accounting principles generally accepted in the United States. The Company believes that FFO is useful to management and investors as a starting point in measuring its operational performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance such as gains (or losses) from sales of property, gains on remeasurement of investment in real estate ventures, impairments of depreciable assets, and depreciation, which can make periodic and peer analyses of operating performance more difficult. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance, is not an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, and is not indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

FFO, as adjusted represents FFO as defined above, excluding the effects of acquisition related costs, gains or losses from early extinguishment of debt, and other one-time items, which we believe are not indicative of the Company’s operating results.

We define net operating income, which we refer to as “NOI,” as total continuing revenues less continuing property operating expenses. NOI also can be calculated by adding back to net income (loss): interest expense on loans, loan procurement amortization expense, loan procurement amortization expense – early repayment of debt, acquisition related costs, equity in losses of real estate entities, amounts attributable to noncontrolling interests, other expense, depreciation and amortization expense, general and administrative expense, and deducting from net income: income from discontinued operations, gains on disposition of discontinued operations, other income, gain on remeasurement of investment in real estate ventures, and interest income. NOI is not a measure of performance calculated in accordance with GAAP.

Management uses NOI as a measure of operating performance at each of our facilities, and for all of our facilities in the aggregate. NOI should not be considered as a substitute for operating income, net income, cash flows provided by operating, investing and financing activities, or other income statement or cash flow statement data prepared in accordance with GAAP.

Forward-Looking Statements

This presentation, together with other statements and information publicly disseminated by CubeSmart (“we,” “us,” “our” or the “Company”), contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Although we believe the expectations reflected in these forward-looking statements are based on reasonable assumptions, future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to:

•        national and local economic, business, real estate and other market conditions;

•        the competitive environment in which we operate, including our ability to raise rental rates;

•        the execution of our business plan;

•        the availability of external sources of capital;

•        financing risks, including the risk of over-leverage and the corresponding risk of default on our mortgage and other debt and potential inability to refinance existing indebtedness;

•        increases in interest rates and operating costs;

•        counterparty non-performance related to the use of derivative financial instruments;

•        our ability to maintain our status as a real estate investment trust (“REIT”) for federal income tax purposes;

•        acquisition and development risks;

•        increases in taxes, fees, and assessments from state and local jurisdictions;

•        risks of investing through joint ventures;

•        changes in real estate and zoning laws or regulations;

•        risks related to natural disasters;

•        potential environmental and other liabilities;

•        other factors affecting the real estate industry generally or the self-storage industry in particular; and

•        other risks identified in Item 1A of our Annual Report on Form 10-K and, from time to time, in other reports we file with the Securities and Exchange Commission (the “SEC”) or in other documents that we publicly disseminate.

Given these uncertainties, we caution readers not to place undue reliance on forward-looking statements.  We undertake no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise except as may be required in securities laws.

Contact:

CubeSmart

Daniel Ruble

Investor Relations

(610) 293-5700

CUBESMART AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	December 31,	December 31,
	2012	2011

ASSETS
Storage facilities	$2,443,022	$2,107,469
Less: Accumulated depreciation	(353,315)	(318,749)
Storage facilities, net	2,089,707	1,788,720
Cash and cash equivalents	4,495	9,069
Restricted cash	6,070	11,291
Loan procurement costs, net of amortization	8,253	8,073
Investment in real estate ventures, at equity	-	15,181
Other assets, net	41,794	43,645
Total assets	$2,150,319	$1,875,979

LIABILITIES AND EQUITY

Unsecured senior notes	$250,000	$-
Revolving credit facility	45,000	-
Unsecured term loans	500,000	400,000
Mortgage loans and notes payable	228,759	358,441
Accounts payable, accrued expenses and other liabilities	60,708	51,025
Distributions payable	16,419	11,401
Deferred revenue	11,090	9,568
Security deposits	444	490
Total liabilities	1,112,420	830,925

Noncontrolling interests in the Operating Partnership	47,990	49,732

Commitments and contingencies

Equity
7.75% Series A Preferred shares $.01 par value, 3,220,000 shares authorized,
3,100,000 shares issued and outstanding
at December 31, 2012 and December 31, 2011	31	31
Common shares $.01 par value, 200,000,000 shares authorized,
131,794,547 and 122,058,919 shares issued and outstanding
at December 31, 2012 and December 31, 2011, respectively	1,318	1,221
Additional paid in capital	1,418,463	1,309,505
Accumulated other comprehensive loss	(19,796)	(12,831)
Accumulated deficit	(410,225)	(342,013)
Total CubeSmart shareholders’ equity	989,791	955,913
Noncontrolling interest in subsidiaries	118	39,409
Total equity	989,909	995,322
Total liabilities and equity	$2,150,319	$1,875,979

CUBESMART AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share data)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
REVENUES
Rental income	$68,678	$54,606	$250,959	$202,762
Other property related income	7,568	5,589	27,776	20,715
Property management fee income	1,124	1,133	4,341	3,768
Total revenues	77,370	61,328	283,076	227,245
OPERATING EXPENSES
Property operating expenses	28,807	24,174	110,821	94,630
Depreciation and amortization	31,906	20,845	113,874	65,955
General and administrative	6,549	6,343	26,131	24,693
Total operating expenses	67,262	51,362	250,826	185,278
OPERATING INCOME	10,108	9,966	32,250	41,967
OTHER (EXPENSE) INCOME
Interest:
Interest expense on loans	(11,022)	(8,602)	(40,715)	(33,199)
Loan procurement amortization expense	(695)	(903)	(3,279)	(5,028)
Loan procurement amortization expense - early repayment of debt	-	(6,082)	-	(8,167)
Acquisition related costs	-	(3,194)	(3,086)	(3,823)
Equity in losses of real estate ventures	(695)	(257)	(745)	(281)
Gain from remeasurement of investment in real estate venture	-	-	7,023	-
Other	268	96	256	(83)
Total other expense	(12,144)	(18,942)	(40,546)	(50,581)

LOSS FROM CONTINUING OPERATIONS	(2,036)	(8,976)	(8,296)	(8,614)

DISCONTINUED OPERATIONS
Income from discontinued operations	108	1,055	2,113	7,158
Gain on disposition of discontinued operations	3,408	376	9,811	3,903
Total discontinued operations	3,516	1,431	11,924	11,061
NET INCOME (LOSS)	1,480	(7,545)	3,628	2,447
NET LOSS (INCOME) ATTRIBUTABLE TO
NONCONTROLLING INTERESTS
Noncontrolling interests in the Operating Partnership	1	333	107	(35)
Noncontrolling interest in subsidiaries	-	(799)	(1,918)	(2,810)
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	1,481	(8,011)	1,817	(398)
Distribution to Preferred Shareholders	(1,502)	(1,218)	(6,008)	(1,218)
NET LOSS ATTRIBUTABLE TO THE COMPANY’S COMMON SHAREHOLDERS	$(21)	$(9,229)	$(4,191)	$(1,616)

Basic (loss) earnings per share from continuing operations attributable to common shareholders	$(0.03)	$(0.09)	$(0.13)	$(0.12)
Basic earnings per share from discontinued operations attributable to common shareholders	$0.03	$0.01	$0.10	$0.10
Basic earnings (loss) per share attributable to common shareholders	$0.00	$(0.08)	$(0.03)	$(0.02)
Weighted-average basic and diluted shares outstanding	129,111	115,260	124,548	102,976

AMOUNTS ATTRIBUTABLE TO THE COMPANY’S COMMON SHAREHOLDERS:
Loss from continuing operations	$(3,453)	$(10,594)	$(15,829)	$(12,168)
Total discontinued operations	3,432	1,365	11,638	10,552
Net loss	$(21)	$(9,229)	$(4,191)	$(1,616)

Same-store facility results (313 facilities)

(in thousands, except percentage and per square foot data)

	Three months ended December 31,		Percent
	2012	2011	Change

REVENUES
Net rental income	$50,159	$48,284	3.9%
Other property related income	5,370	4,488	19.7%
Total revenues	55,529	52,772	5.2%

OPERATING EXPENSES
Property taxes	5,852	6,075	-3.7%
Personnel expense	5,793	5,645	2.6%
Advertising	1,196	1,035	15.6%
Repair and maintenance	810	711	13.9%
Utilities	1,878	1,888	-0.5%
Property insurance	656	644	1.9%
Other expenses	2,546	2,511	1.4%

Total operating expenses	18,731	18,509	1.2%

Net operating income (1)	$36,798	$34,263	7.4%

Gross margin	66.3%	64.9%

Period end occupancy (2)	84.6%	79.1%

Period average occupancy (3)	84.7%	79.7%

Total rentable square feet	20,681	20,681

Realized annual rent per occupied square foot (4)	$11.46	$11.71	-2.1%

Scheduled annual rent per square foot (5)	$12.13	$12.92	-6.1%

Reconciliation of Same-Store Net Operating Income to Operating Income

Same-store net operating income (1)	$36,798	$34,263
Non same-store net operating income (1)	13,772	4,550
Indirect property overhead (6)	(2,007)	(1,659)
Depreciation and amortization	(31,906)	(20,845)
General and administrative expense	(6,549)	(6,343)

Operating Income	$10,108	$9,966

(1)

Net operating income (NOI) is a non-GAAP (generally accepted accounting principles) financial measure that excludes from operating income the impact of depreciation and general & administrative expense.

(2)	Represents occupancy at December 31 of the respective year.
(3)	Represents the weighted average occupancy for the period.
(4)	Realized annual rent per occupied square foot is computed by dividing rental income by the weighted average occupied square feet for the period.
(5)	Scheduled annual rent per square foot represents annualized asking rents per available square foot for the period.
(6)	Includes property management fee income earned in conjunction with managed properties.

Same-store facility results (313 facilities)

(in thousands, except percentage and per square foot data)

	Year ended December 31,		Percent
	2012	2011	Change

REVENUES
Net rental income	$196,556	$191,222	2.8%
Other property related income	20,331	17,811	14.1%
Total revenues	216,887	209,033	3.8%

OPERATING EXPENSES
Property taxes	24,550	24,896	-1.4%
Personnel expense	23,274	22,135	5.1%
Advertising	5,932	5,284	12.3%
Repair and maintenance	2,937	2,758	6.5%
Utilities	7,798	8,307	-6.1%
Property insurance	2,655	2,615	1.5%
Other expenses	10,320	11,523	-10.4%

Total operating expenses	77,466	77,518	-0.1%

Net operating income (1)	$139,421	$131,515	6.0%

Gross margin	64.3%	62.9%

Period end occupancy (2)	84.6%	79.1%

Period average occupancy (3)	82.6%	79.2%

Total rentable square feet	20,681	20,681

Realized annual rent per occupied square foot (4)	$11.51	$11.67	-1.4%

Scheduled annual rent per square foot (5)	$12.27	$12.76	-3.8%

Reconciliation of Same-Store Net Operating Income to Operating Income

Same-store net operating income (1)	$139,421	$131,515
Non same-store net operating income (1)	40,365	7,764
Indirect property overhead (6)	(7,531)	(6,664)
Depreciation and amortization	(113,874)	(65,955)
General and administrative expense	(26,131)	(24,693)

Operating Income	$32,250	$41,967

(1)                                 Net operating income (NOI) is a non-GAAP (generally accepted accounting principles) financial measure that excludes from operating income the impact of depreciation and general & administrative expense.

(2)                                 Represents occupancy at December 31 of the respective year.

(3)                                 Represents the weighted average occupancy for the period.

(4)                                 Realized annual rent per occupied square foot is computed by dividing rental income by the weighted average occupied square feet for the period.

(5)                                 Scheduled annual rent per square foot represents annualized asking rents per available square foot for the period.

(6)                                 Includes property management fee income earned in conjunction with managed properties.

Non-GAAP Measure – Computation of Funds From Operations

(in thousands, except per share data)

	Three months ended		Year ended
	December 31,		December 31,
	2012	2011	2012	2011

Net loss attributable to common shareholders	$(21)	$(9,229)	$(4,191)	$(1,616)

Add (deduct):
Real estate depreciation and amortization:
Real property - continuing operations	31,557	20,489	112,449	64,319
Real property - discontinued operations	79	569	1,504	3,116
Company’s share of unconsolidated real estate ventures	-	514	1,540	542
Noncontrolling interest’s share of consolidated real estate ventures	-	(408)	(1,049)	(1,731)
Gains on sale of real estate	(3,408)	(376)	(9,811)	(3,903)
Gain on remeasurement of investment in real estate venture	-	-	(7,023)	-
Noncontrolling interests in the Operating Partnership	(1)	(333)	(107)	35

FFO	$28,206	$11,226	$93,312	$60,762

Add (deduct):
Loan procurement amortization expense - early repayment of debt	-	6,082	-	8,167
Discontinued operations - settlement proceeds	-	-	-	(1,895)
Acquisition related costs	695	3,194	3,086	3,823

FFO, as adjusted	$28,901	$20,502	$96,398	$70,857

Earnings (loss) per share attributable to common shareholders - basic and diluted	$0.00	$(0.08)	$(0.03)	$(0.02)
FFO per share and unit - fully diluted	$0.21	$0.09	$0.71	$0.56
FFO, as adjusted per share and unit - fully diluted	$0.21	$0.17	$0.74	$0.65

Weighted-average basic and diluted shares outstanding	129,111	115,260	124,548	102,976
Weighted-average diluted shares and units outstanding	135,678	121,210	131,021	109,085

Dividend per common share and unit	$0.11	$0.08	$0.35	$0.29
Payout ratio of FFO, as adjusted	52%	47%	47%	45%